Exhibit 99.1

Easton-Bell Sports, Inc. Reports 2010 Financial Results and Announces Earnings Call

Easton-Bell Sports Reports Sales, Gross Margin and EBITDA Growth in the Fourth Quarter and for Fiscal Year 2010

VAN NUYS, Calif.--(BUSINESS WIRE)--February 24, 2011--Easton-Bell Sports, Inc. (the “Company”), a leading designer, developer and marketer of branded sports equipment, protective products and related accessories, will discuss its financial results for the fourth quarter and fiscal year ended January 1, 2011 on a conference call to be held on Thursday, February 24, 2011, beginning at 2:00 p.m. Eastern Time.

Results for the Fourth Quarter and Fiscal Year 2010

The Company had net sales of $177.1 million for the fourth quarter of fiscal 2010, an increase of 8.2% as compared to $163.8 million of net sales for the fourth quarter of 2009, while gross margin increased to 33.4% from 31.4% and Adjusted EBITDA increased by $2.3 million or 13.8%.

The Company’s net sales of $772.8 million for fiscal 2010 represented an increase of 7.9% as compared to $716.3 million of net sales for fiscal 2009, or a 6.6% increase on a constant currency basis. During the year, gross margin increased to 34.0% from 32.7% and Adjusted EBITDA increased by $12.9 million or 15.7%.

“Overall we are pleased with both our fourth quarter and results for the year as we were able to deliver top line, margin and EBITDA growth while also investing in our key product launches scheduled for 2011,” said Paul Harrington, President and Chief Executive Officer.

Team Sports net sales increased $8.5 million, or 9.7% for the fourth quarter of fiscal 2010, as compared to the fourth quarter of fiscal 2009 from share gains in the football helmet market, increased sales of baseball and softball bats and the introduction of our new line of hockey sticks. For fiscal 2010, Team Sports net sales increased $39.8 million or 10.3% as compared to fiscal 2009, or an 8.4% increase on a constant currency basis.

Action Sports net sales increased $4.9 million, or 6.4% for the fourth quarter of fiscal 2010, as compared to the fourth quarter of fiscal 2009 primarily due to strong fill-in orders for snow sports helmets and goggles, strong sell-through of cycling helmets and increased sales of Easton cycling wheels to both aftermarket and OEM customers. For fiscal 2010, Action Sports net sales increased $16.7 million, or 5.1% as compared to fiscal 2009, or a 4.6% increase on a constant currency basis.

The 200 bps of margin improvement in the fourth quarter related primarily to better sales mix, partially offset by inventory write-downs related to exiting certain product categories. For fiscal 2010, the 130 bps of margin improvement resulted from the same factors, coupled with strong product launches and improving economic conditions.

The Company’s operating expenses increased $5.0 million or 12.1% during the fourth quarter of fiscal 2010 as compared to the fourth quarter of 2009 when normalized for $5.3 million of refinancing costs in 2009 and $1.8 million of increased incentive compensation in 2010. The increase in the fourth quarter of 2010 related primarily to higher variable selling expense associated with the sales growth, increased marketing expenses for investments in product and brand initiatives and increased product liability defense and settlement costs.

The Company’s Adjusted EBITDA was $18.8 million for the fourth quarter of 2010, an increase of $2.3 million or 13.8% compared to the fourth quarter of 2009 when normalized for the $1.8 million of increased incentive compensation expense in 2010.

For fiscal 2010, Adjusted EBITDA was $95.2 million, an increase of $12.9 million, or 15.7% when normalized for the $5.9 million of increased incentive compensation, as compared to Adjusted EBITDA for fiscal 2009.

A detailed reconciliation of Adjusted EBITDA to net income, which the Company considers to be the most closely comparable GAAP financial measure, is included in the section entitled “Reconciliation of Non-GAAP Financial Measures”, which appears at the end of this press release.

Balance Sheet Items

Net debt totaled $361.1 million (total debt of $385.1 million less cash of $24.0 million) as of January 1, 2011, a decrease of $21.4 million compared to the net debt amount at January 2, 2010. Working capital as of January 1, 2011 was $242.6 million as compared to $211.2 million as of January 2, 2010. The increase in working capital is related primarily to the increase in accounts receivable and inventory to support the sales growth, reduced borrowings under the revolving credit facility, partially offset by the increase in accrued expenses primarily related to increased incentive compensation expense.

The Company had substantial borrowing capacity and liquidity as of January 1, 2011, with $162.9 million of additional borrowing availability under the revolving credit facility and liquidity of $186.9 million when including the $24.0 million of cash.

Easton-Bell Sports, Inc.

Easton-Bell Sports, Inc. is a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. The Company markets and licenses products under such well-known brands as Easton, Bell, Giro, Riddell and Blackburn. The Company’s products incorporate leading technology and designs and are used by professional athletes and enthusiasts alike. Headquartered in Van Nuys, California, the Company has thirty facilities worldwide. More information is available at www.eastonbellsports.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of the Company’s products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether the Company can successfully market its products, including use of its products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about the Company’s products or the athletes that use them; (xviii) the seasonal nature of the Company’s business; (xix) failure to maintain an effective system of internal controls and (xx) other risks outlined under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	January 1, 2011	January 2, 2010
	(Amounts in thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$24,024	$33,318
Accounts receivable, net	216,166	208,903
Inventories, net	141,093	127,915
Prepaid expenses	7,080	7,922
Deferred taxes	16,254	12,607
Other current assets	8,483	10,705
Total current assets	413,100	401,370
Property, plant and equipment, net	49,736	46,368
Deferred financing fees, net	14,248	17,255
Intangible assets, net	279,047	290,812
Goodwill	206,928	203,541
Other assets	1,495	1,299
Total assets	$964,554	$960,645

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$38,893	$70,000
Current portion of capital lease obligations	24	22
Accounts payable	73,148	70,910
Accrued expenses	58,452	49,256
Total current liabilities	170,517	190,188
Long-term debt, less current portion	346,168	345,715
Capital lease obligations, less current portion	78	102
Deferred taxes	49,379	42,104
Other noncurrent liabilities	20,774	18,699
Total liabilities	586,916	596,808

Stockholder’s equity:
Common stock: $0.01 par value, 100 shares authorized, 100 shares issued and outstanding at January 1, 2011 and January 2, 2010	—	—
Additional paid-in capital	360,223	356,788
Retained earnings	15,401	7,275
Accumulated other comprehensive income (loss)	2,014	(226)
Total stockholder’s equity	377,638	363,837
Total liabilities and stockholder’s equity	$964,554	$960,645

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Fiscal Year Ended January 1, 2011	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009
	(Amounts in thousands)
Net sales	$772,843	$716,330	$775,539
Cost of sales	510,446	482,428	509,127
Gross profit	262,397	233,902	266,412
Selling, general and administrative expenses	191,303	175,038	179,187
Amortization of intangibles	11,765	13,406	13,407
Restructuring and other infrequent expenses	—	—	492
Income from operations	59,329	45,458	73,326
Interest expense, net	44,568	44,910	41,909
Income before income taxes	14,761	548	31,417
Income tax expense	6,635	4,646	18,004
Net income (loss)	8,126	(4,098)	13,413
Other comprehensive income:
Foreign currency translation adjustment	2,240	5,320	(11,296)
Comprehensive income	$10,366	$1,222	$2,117

Reconciliation of Non-GAAP Financial Measures

This press release contains a financial measure called Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release we have presented Adjusted EBITDA on an actual basis for the fiscal years ended January 1, 2011 and January 2, 2010.

We believe Adjusted EBITDA is a useful supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our consolidated and combined results of operations. Adjusted EBITDA is used by our management to perform such evaluation and in measuring compliance with debt covenants relating to certain of our borrowing arrangements. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP. We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. In addition, we believe that our presentation of Adjusted EBITDA provides investors with helpful information about the calculation of some of the financial covenants that are contained in our Senior Secured Credit Facilities.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are as follows:

  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
  Adjusted EBITDA does not reflect our income tax expense or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate Adjusted EBITDA differently so it may not be comparable.

To compensate for these limitations, however, we rely primarily on our GAAP results and use Adjusted EBITDA only as supplemental information.

The calculation of Adjusted EBITDA and a reconciliation of that measure to net income, the most comparable GAAP measure, for the fiscal years ended January 1, 2011 and January 2, 2010 are set forth below (amounts in thousands):

		2010	2009

	Net income (loss) for the fiscal year	$8,126	$(4,098)

	Interest expense, net	44,568	44,910
	Provision for taxes based on income	6,635	4,646
	Depreciation expense	17,108	15,124
	Amortization expense	11,765	13,406
	Non-cash equity compensation expense	3,435	5,327
	Other allowable adjustments under the Company's Senior Secured Credit Facilities (1)	3,602	8,879
	Adjusted EBITDA, as reported pursuant to the Company's Senior Secured Credit Facilities for the fiscal year	$95,239	$88,194

(1)

Represents actual expenses permitted to be excluded pursuant to the Company's Senior Secured Credit Facilities. Such amount represents (i) charges related to the issuance of capital stock or debt, (ii) unrealized (gains)/losses relating to hedging activities, (iii) expenses paid in connection with employee severance, retention, relocation and contract termination, consolidation of facilities and other non-recurring expenses and charges and (iv) expense reimbursements to our financial sponsors.

Conference Call Webcast and Dial-in Information

Interested parties may listen to the conference call via webcast at: http://phx.corporate-ir.net/playerlink.zhtml?c=190384&s=wm&e=3742872. In addition, interested parties may listen directly to the call by dialing 1-866-578-5747 (within the United States and Canada) or 1-617-213-8054 (outside the United States and Canada). The pass code for the call is 50165013. A replay of the call will be available on February 25 through March 3, 2011 by dialing 1-888-286-8010 (within the United States and Canada) or 1-617-801-6888 (outside the United States and Canada). The pass code for both replay phone numbers is 73434196.

CONTACT:
Easton-Bell Sports, Inc.
Mark Tripp, 818-902-5803